As filed with the Securities and Exchange Commission on February 28, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZIMMER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-4151777
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

345 East Main Street

Warsaw, Indiana 46580

(Address of Principal Executive Offices) (Zip Code)

ZIMMER HOLDINGS, INC. 2009 STOCK INCENTIVE PLAN

(Full title of the plan)

Chad F. Phipps

Senior Vice President, General Counsel and Secretary

Zimmer Holdings, Inc.

345 East Main Street

Warsaw, Indiana 46580

(Name and address of agent for service)

(574) 267-6131

(Telephone number, including area code, of agent for service)

Copy to:

David C. Worrell

Faegre Baker Daniels LLP

600 East 96th Street, Suite 600

Indianapolis, Indiana 46240

(317) 569-9600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated Filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Unused 2006 Plan Shares	287,561	$73.235	$21,059,530	$2,872.52
Unused TeamShare Plan Shares	179,516	$73.235	$13,146,854	$1,793.23

(1)	This Form S-8 Registration Statement (this “Registration Statement”) registers up to 287,561 shares of Common Stock, not previously registered, under the Zimmer Holdings, Inc. 2009 Stock Incentive Plan (the “2009 Plan”), that expired, were forfeited or became unexercisable under the Zimmer Holdings, Inc. 2006 Stock Incentive Plan (the “2006 Plan”), since December 31, 2011 and 179,516 shares of Common Stock that expired, were forfeited or became unexercisable under the Zimmer Holdings, Inc. TeamShare Stock Option Plan (the “TeamShare Plan”), since December 31, 2011. The number of outstanding awards under the 2009 Plan may be increased from time to time by additional shares of Common Stock subject to outstanding awards under the 2006 Plan and TeamShare Plan (together, the “Prior Plans”) that expire, are forfeited or become unexercisable for any reason. An additional 8,403,775 shares of Common Stock are currently subject to outstanding awards under the Prior Plans and could potentially become available for issuance in the future under the 2009 Plan to the extent such awards expire, are forfeited or become unexercisable for any reason, but such shares are not at this time covered by this Registration Statement.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, and similar transactions in accordance with the anti-dilution provisions of the 2009 Plan.
(3)	Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the Common Stock as reported by the New York Stock Exchange on February 26, 2013, which was $73.235 per share.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E

OF FORM S-8 “REGISTRATION OF ADDITIONAL SECURITIES”

Zimmer Holdings, Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (File No. 133-165078) with the Securities and Exchange Commission (the “Commission”) on February 26, 2010 (the “Initial Registration Statement”), which registered shares of the Registrant’s Common Stock, par value $0.01 per share (the “Common Stock”) available for issuance under the Zimmer Holdings, Inc. 2009 Stock Incentive Plan (the “2009 Plan”). Pursuant to General Instruction E to Form S-8, the contents of the Initial Registration Statement are incorporated herein by reference.

The Registrant has filed this Form S-8 Registration Statement (this “Registration Statement”) to register 287,561 shares of Common Stock, not previously registered, under the 2009 Plan, that expired, were forfeited or became unexercisable under the Zimmer Holdings, Inc. 2006 Stock Incentive Plan (the “2006 Plan”) since December 31, 2011 (the “Newly Available 2006 Plan Shares”) and 179,516 shares of Common Stock, not previously registered, under the 2009 Plan, that expired, were forfeited or became unexercisable under the Zimmer Holdings, Inc. TeamShare Stock Option Plan (the “TeamShare Plan” and together with the 2006 Plan, the “Prior Plans”) since December 31, 2011 (the “Newly Available TeamShare Plan Shares” and together with the Newly Available 2006 Plan Shares, the “Newly Available Shares”). The 2009 Plan provides, among other things, that any shares of Common Stock subject to outstanding awards under the Prior Plans, that expire, are forfeited or become unexercisable are available for issuance under the 2009 Plan.

The Newly Available 2006 Plan Shares were previously registered by the Registrant on a registration statement on Form S-8 (File No. 333-140939), as filed with the Commission on February 28, 2007, as amended by the Post-Effective Amendment No. 1 thereto filed on February 26, 2010, the Post-Effective Amendment No. 2 thereto filed on February 25, 2011 and the Post-Effective Amendment No. 3 thereto filed on February 27, 2012 (the “2007 Registration Statement”). Concurrently with the filing of this Registration Statement, the Registrant has filed a post-effective amendment to the 2007 Registration Statement deregistering the Newly Available 2006 Plan Shares that are being carried forward under this Registration Statement.

The Newly Available TeamShare Plan Shares were previously registered by the Registrant on a registration statement on Form S-8 (File No. 333-125667), as filed with the Commission on June 9, 2005, as amended by the Post-Effective Amendment No. 1 thereto filed on February 26, 2010, the Post-Effective Amendment No. 2 thereto filed on February 25, 2011 and the Post-Effective Amendment No. 3 thereto filed on February 27, 2012 (the “2005 Registration Statement”). Concurrently with the filing of this Registration Statement, the Registrant has filed a post-effective amendment to the 2005 Registration Statement deregistering the Newly Available TeamShare Plan Shares that are being carried forward under this Registration Statement.

This Registration Statement is hereby filed to reflect that, following the date hereof, the Newly Available Shares may be issued and are registered under the 2009 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on February 28, 2013.

ZIMMER HOLDINGS, INC.

By:	/s/ David C. Dvorak
David C. Dvorak
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of David C. Dvorak, James T. Crines and Chad F. Phipps, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of David C. Dvorak, James T. Crines and Chad F. Phipps, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ David C. Dvorak David C. Dvorak	President, Chief Executive Officer and Director (Principal Executive Officer)	February 28, 2013

/s/ James T. Crines James T. Crines	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	February 28, 2013

/s/ Derek M. Davis Derek M. Davis	Vice President, Finance and Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	February 28, 2013

/s/ Christopher B. Begley Christopher B. Begley	Director	February 28, 2013

/s/ Betsy J. Bernard Betsy J. Bernard	Director	February 28, 2013

/s/ Gail K. Boudreaux Gail K. Boudreaux	Director	February 28, 2013

/s/ Marc N. Casper Marc N. Casper	Director	February 28, 2013

/s/ Larry C. Glasscock Larry C. Glasscock	Director	February 28, 2013

/s/ Robert A. Hagemann Robert A. Hagemann	Director	February 28, 2013

/s/ Arthur J. Higgins Arthur J. Higgins	Director	February 28, 2013

/s/ John L. McGoldrick John L. McGoldrick	Director	February 28, 2013

/s/ Cecil B. Pickett Cecil B. Pickett, Ph.D.	Director	February 28, 2013

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of Zimmer Holdings, Inc. dated May 13, 2008 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 5, 2008).

4.2	Restated By-Laws of Zimmer Holdings, Inc. effective May 8, 2012 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 14, 2012).

4.3	Specimen Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q filed on November 6, 2012).

4.4	Zimmer Holdings, Inc. 2009 Stock Incentive Plan (incorporated by reference to Appendix B to the Registrant’s definitive proxy statement on Schedule 14A (File No. 001-16407) filed March 20, 2009).

5	Opinion of Faegre Baker Daniels LLP regarding legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Faegre Baker Daniels LLP (included in the Opinion filed herewith as Exhibit 5).

24	Powers of Attorney (included on the Signature Page of this Registration Statement).